Exhibit 23.1
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in Teledyne Technologies Incorporated’s Registration Statements Nos. 333-87014, 333-94739, 333-91781, 333-91785, 333-91787, 333-104712, 333-91791, 333-46630, 333-33878 and 333-127273 on Form S-8 of our report dated January 13, 2006 related to the financial statements of Rockwell Scientific Company LLC for the year ended September 30, 2005 appearing in this Current Report on Form 8-K/A of Teledyne Technologies Incorporated.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
November 30, 2006